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                                                                   Exhibit 10.19


                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT (the "AMENDMENT") is made as of the 13th day of March 2000 and shall hereby constitute the first amendment to the employment agreement, dated October 27, 1997, and effective as of June 18, 1997 (the "AGREEMENT"), and is made by and among Duane Reade, Inc., a Delaware corporation (the "COMPANY") and Anthony Cuti (the "EXECUTIVE"). Capitalized terms that are not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Executive and the Company entered into the Agreement, effective June 18, 1997 and Executive is currently employed by the Company under the Agreement; and

         WHEREAS, pursuant to Section 34 of the Agreement (as numbered prior to this Amendment), the Company and the Executive may amend the agreement by an instrument in writing, signed by the Executive and the Chairman of the Board of Directors of the Company; and

         WHEREAS, the parties desire to enter into this Amendment, which Amendment shall be effective as of the date first set forth above;

         NOW THEREFORE, and in consideration of the foregoing and the mutual agreements set forth herein, the parties, intending to be legally bound, agree as follows:

         1. EARNINGS AMOUNT. The following definition is hereby inserted in
Section I of the Agreement after the definition of "EBITDA ACHIEVEMENT FACTOR" and before the definition of "EMPLOYMENT RELATED AGREEMENTS":


         "EARNINGS AMOUNT" shall mean, as of the Termination Date, the greater of :

         (i) for any period during the Term of Employment, the largest dollar amount equal to the sum of the Base Salary, Incentive Bonus and Target Bonus earned by the Executive (or deferred by him) during such period, and

         (ii) the dollar amount equal to the result of the following formula:

         (S + MTB + MIB) x Y, where

         S= Base Salary earned by the Executive during the period immediately prior to the Termination Date,

         MTB = the maximum Target Bonus the Executive could have earned during the period immediately prior to the Termination Date,


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         MTB = the maximum Incentive Bonus the Executive could have earned during the period immediately prior to the Termination Date, and

         Y = an appreciation rate of 10% per annum through the end of the then current Term of Employment.

         2. EMPLOYMENT RELATED AGREEMENTS. The definition of "EMPLOYMENT RELATED AGREEMENT" in Section 1 of the Agreement is hereby deleted in its entirety and replaced by the following:


         "EMPLOYMENT RELATED AGREEMENTS" shall mean this Agreement, the DLJ Note, the Company Note, the Non-Qualified Stock Option Agreement, the Non-Qualified Performance Stock Option Agreement and the Non-Qualified Super-Performance Stock Option Agreement, as such documents may be amended from time to time.


         3. TERM OF EMPLOYMENT. Section 2(a) of the Agreement is hereby deleted and replaced by the following:

                  (a) The Company will employ the Executive and the Executive will enter the employ of the Company, for the period set forth in this
         Section 2, in the positions set forth in Section 3 and upon the other terms and conditions herein provided. The initial term of employment under this Agreement (the "INITIAL TERM") will be for the period beginning on the Start Date and ending on the fifth anniversary thereof, unless earlier terminated as provided in Section 16.

         4. THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. Section 15(a) of the Agreement is hereby deleted and replaced by the following:

                  (a) The Company will establish a Supplemental Executive Retirement Plan (the "SERP") which will provide the Executive (or in the event of the Executive's earlier death, his Beneficiary) with a lump sum payment (the "SERP PAYMENT") equal to the Actuarial
         Present Value (as defined below) of an annual retirement benefit, commencing as of the first day of the month following the month in which the Executive attains (or, in the event of his death, would have attained) age 65 and payable during his lifetime, of 1.33 percent of the Earnings Amount times the number of years of his Term of Employment.

         5. SEVERANCE BENEFITS. (a) Section 17(a)(ii) is hereby deleted and replaced with the following:


                  (ii) CONTINUATION OF BASE SALARY AND BONUS. Subject to
                       Section 17(a)(viii), the Company will pay the Executive, in substantially equal installments in accordance with the Company's standard payroll practices, for the twenty-four-month period immediately following the Termination Date (the "CONTINUATION PERIOD") an amount equal to the product of:

                   (A) the Earnings Amount and

                   (B) five.

                  (b) Section 17(a)(viii) is hereby deleted and replaced by the following:


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                  (viii) EXTENSION OF CONTINUATION PERIOD. If:

                           (A) the Termination Date is on or prior to the sixth
                  anniversary of the Start Date.

                           (B) the Termination Date is within the one-year
                  period following the date of a Sale of the Company,

                           (C) EBITDA for the calendar year ended immediately
                  prior to the Termination Date equals or exceeds the Base EBITDA Target for such year, and

                           (D) as of the Termination Date the business units
                  which constituted the Company prior to its sale are at least anticipated (as reasonably determined by the Company's outside auditors) to achieve the Base EBITDA Target for the year in which occurs the Termination Date, then the Continuation Period referred to in Section 17(a)(ii) shall be extended to thirty-six months.

         6. SEVERANCE BENEFITS PERTAINING TO THE SERP. (a) Section 17(a)(vii) is hereby deleted and replaced by the following:

                  (vii) SERP. The Executive (or his Beneficiary) shall be entitled, commencing upon attaining age 65 (or the Termination Date, if later), to the SERP Payment determined pursuant to Section 15(a), based on the Earnings Amount, and deeming the Term of Employment for purposes of Section 15(a) to equal 20 years. The SERP Payment specified in this
         Section 17(a)(vii) will be in full satisfaction of all obligations under the SERP.


         (b) Section 17(c)(v) of the Agreement is hereby deleted and replaced by the following:

                  (v) SERP. The Executive (or his Beneficiary) will be entitled to the SERP Payment, commencing on the date the Executive attains or would have attained age 65 (or his Termination Date, if later) determined pursuant to Section 15(a), based on the Earnings Amount and based on a Term of Employment, for purposes of
         Section 15(a), equal to 20 years. The SERP Payment specified in this
         Section 17(c)(v) will be in full satisfaction of all obligations under the SERP.

         7. GROSS-UP: SECTION 280G OF THE CODE. The following is added to the Agreement as Section 18 thereof and the prior Sections 18 through 34 are renumbered accordingly as Sections 19 through 35.

                  18. GROSS-UP: SECTION 280G OF THE CODE. Notwithstanding anything herein to the contrary. If it is determined that any portion of the Payments (as hereinafter defined) provided in this Agreement would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax
         (such excise tax, together with any interest or penalties thereon, is herein referred to as an "EXCISE TAX"), then the Executive shall be entitled to an additional cash payment (a "GROSS-UP PAYMENT") in an amount that will place the Executive in the same after tax economic position that the Executive would have enjoyed if the Exotic Tax had not applied to the Payment. The amount of the Gross-Up Payment shall be determined by a nationally recognized accounting firm agreed upon by Executive and the Company (the "ACCOUNTING FIRM"). No Gross-Up



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         Payments shall be payable hereunder if the Accounting Firm determines that the Payments are not subject to an Excise Tax. The Accounting Firm shall be paid by the Company for services performed hereunder.

                  PAYMENT means (1) any amount due or paid to the Executive under this Agreement. (ii) any amount that is due or paid to the Executive under any plan, program or arrangement of the Company and its subsidiaries, and (iii) any amount of benefits that is due or payable to the Executive under this Agreement or under any plan, program or arrangement of the Company and its subsidiaries or affiliates not otherwise covered under clause (i) or (ii) hereof which must reasonably be taken into account under Section 280G of the Code and the regulations pertinent thereto in determining the amount of the "PARACHUTE PAYMENTS" received by the Executive, including, without limitation, any amounts which must be taken into account under the Code and regulations as a results of (x) the acceleration of the vesting of Options or any other equity compensation that the Executive may receive in the future.

                  (b) DETERMINATION OF GROSS-UP PAYMENT. Subject to the provision of Section 18(c), all determinations required under this
         Section 18, including whether a Gross-Up Payment is required, the amount of the Payments constituting excess parachute payments, and the amount of the Gross-Up Payment, shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to the Executive and the Company within fifteen days of any date reasonably requested by the Executive or the Company on which a determination under this Section 18 is necessary or advisable. The Company shall pay the Executive in cash the initial Gross-Up Payments within 5 days of the receipt by the Executive and the Company of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, the Company shall cause the Accounting Firm to provide the Executive with an opinion that the Accounting Firm has substantial authority under the Code and regualtions promulgated thereunder not to report an Excise Tax on the Executive's federal income tax return. Any determination by the Accounting Firm shall be binding upon the Executive and the Company. If the initial Gross-Up Payment is insufficient to completely place the Executive in the same after-tax economic position that the Executive would have enjoyed if the Excise Tax had not applied to the Payments (hereinafter an "UNDERPAYMENT"), the Company, after exhausting its remedies under
         Section 18(c) below, shall promptly pay the Executive in cash an additional Gross-UP Payment in respect of the Underpayment.

                  (c) PROCEDURES. The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notice shall be given as soon as practicable after the Executive knows of such claim and shall appraise the Company of the nature of the claim and the date on which the claim is requested to be paid. The Executive agrees not to pay the claim until the expiration of the thirty day period following the date on which the Executive nofities the Company, or such shorter period ending on the date the taxes with respect to such claim are due (the "NOTICE PERIOD"). If the Company notifies the Executive in writing prior to the expiration of the Notice Period that it desires to contest the claim, the Executive shall: (i) give the Company any information reasonably requested by the Company relating to the claim; (ii) take such action in connection with the claim as the Company may reasonably request, including without limitation accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and reasonably acceptable to the Executive; (iii) cooperate with the Company in good faith in contesting the claim; and (iv) permit the Company to participate in any proceedings relating to the claim. The Executive shall permit the Company to control all proceedings related to the claim and, at its option, permit the Company to pursue or forgo any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of such claim. If requested by the Company, the Executive agrees either to pay the tax claimed and sue for a refund or contest the claim in any permissible manner and to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdictions and in one or more appellate courts as the Company shall determine: PROVIDED, HOWEVER, that, if the Company directs the Executive to pay such



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         claim and pursue a refund, the Company shall advance the amount of such payment to the Executive on an after-tax and interest-free basis (the "ADVANCE"). The Company's control of the contest related to the claim shall be limited to the issues related to the Gross-Up Payment and the Executive shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or other taxing authority. If the Company does not notify the Executive in writing prior to the end of the Notice Period of its desire to contest the claim, the Company shall pay the Executive in cash an additional Gross-Up Payment in respect of the excess parachute payments that are the subject of the claim, and the Executive agrees to pay the amount of the Excise Tax that is the subject of the claim so the applicable taxing authority in accordance with applicable law.

                  (d) REPAYMENTS. If, after receipt by the Executive of an Advance, the Executive becomes entitled to a refund with respect to the claim to which such Advance relates, the Executive shall pay the Company the amount of the refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after receipt by the Executive of an Advance, a determination is made that the Executive shall not be entitled to any refund with respect to the claim and the Company does not promptly notify the Executive of its intent to contest the denial of refund, then the amount of the Advance shall not be required to be repaid by the Executive and the amount thereof shall offset the amount of the additional Gross-Up Payment then owing to the Executive.

                  (e) FURTHER ASSURANCES. The Company shall indemnify the Executive and hold the Executive harmless, on an after-tax basis, from any costs, expenses, penalties, fines, interest or other liabilities ("LOSSES") incurred by the Executive with respect to the exercise by the Company of any of its rights under this Section 18, including, without limitation, any Losses related to the Company's decision to contest a claim or any imputed income to the Executive resulting from any Advance or action taken on the Executive's behalf by the Company hereunder. The Company shall pay all legal fees and expenses incurred under this Section 18, and shall promptly reimburse the Executive for the reasonable expenses of the Accounting Firm, including, without limitation, the fees and expenses related to the opinion referred to in
         Section 18(b).

         8. CONTINUING EFFECT OF THE AGREEMENT. This Agreement shall continue in full force and effect as amended herein.

         9. ATTORNEYS FEES. The Company shall pay or reimburse Executive for all reasonable legal fees and costs incurred in the drafting, negotiation and execution of this Amendment.

         10. COUNTERPARTS. This Amendment may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but both such counterparts shall together constitute one and the same document.



                            (Signature Page Follows)



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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                                   THE EXECUTIVE

                                   /s/ Anthony Cuti

                                   Anthony Cuti
                                   440 Ninth Avenue
                                   New York, New York 10001


                                   DUANE READE INC.

                                   By: /s/ Anthony Cuti
                                       Name:  Anthony Cuti
                                       Title:  Chairman of the Board
                                      (in compliance with the employment
                                      agreement, dated October 27, 1997, and
                                      effective as of June 18, 1997)

                                   By: /s/ David Jaffe
                                       Name:  David Jaffe
                                       Title:  Chairman of the Compensation
                                           Committee of the Board of
                                           Directors


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